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                                                                   EXHIBIT 10.36

                       TRANSCOASTAL MARINE SERVICES, INC.
                             1998 STOCK OPTION PLAN

                                    ARTICLE I

                               GENERAL PROVISIONS

1.1      PURPOSE.

         The purposes of the TransCoastal Marine Services, Inc. 1998 Stock Option Plan (the "Plan") are to advance the best interest of TransCoastal Marine Services, Inc. (the "Company") and to attract, retain, and motivate certain key management employees of the Company (the "Participants"), and provide such persons with additional incentive to further the business, promote the long-term financial success and increase shareholder value of the Company by increasing their proprietary interest in the success of the Company. Pursuant to the Plan, the Company may grant stock options ("Options") that are not intended to be qualified pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

1.2      GENERAL.

         The terms and provisions of this Article I shall be applicable Options, unless the context herein clearly indicates to the contrary.

1.3      ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board may designate and appoint a committee (the "Committee") which shall be constituted so as to permit the Plan to comply with SEC Rule 16b-3. All references to the Board shall also include the Committee, if one is appointed. The members of the Committee shall serve at the pleasure of the Board. The Board shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) establish policies and (iii) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan, including the form of any stock option agreements ("Option Agreements"). Unless otherwise provided in the Plan, the Board shall have the authority to interpret and construe the Plan and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Board shall be final, binding and conclusive. A majority of the Board shall constitute a quorum and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Board.


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1.4      STOCK SUBJECT TO THE PLAN.

         Shares of stock ("Stock") covered by Options shall consist of that number of shares of the Common Stock at $.001 par value per share of the Company as are necessary to fulfill the Company's obligations under those certain Employment Agreements effective as of November 16, 1998, by and between the Company and each of Nathan M. Avery and Pamela L. Reiland (respectively, the "Avery Employment Agreement" and the "Reiland Employment Agreement"). Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any option for shares of Stock granted to a Participant lapses, or is otherwise terminated, the Board may grant Options for such shares of Stock to other Participants.

1.5      PARTICIPATION IN THE PLAN.

         Participation in the Plan shall be limited to Nathan M. Avery and Pamela L. Reiland. Options shall be granted from time to time to Mr. Avery and Ms. Reiland in accordance with the terms of the Avery Employment Agreement and the Reiland Employment Agreement, respectively.

1.6      DETERMINATION OF FAIR MARKET VALUE.

         As used in the Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations for such date of the Stock on the principal securities exchange on which shares of Stock are listed, (ii) if Stock is not traded on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Automated Operations System, or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, or (iv) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, for purposes of determining "fair market value" of the Stock, such value shall be determined without regard to any restriction other than a restriction which will never lapse. In no event shall the fair market value of the Stock be less than its par value.

1.7      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         The aggregate number of shares of Stock under Options granted under the Plan, the Option Price, and the total number of shares of Stock which may be purchased by a Participant upon exercise of an Option shall be adjusted by the Board to reflect approximately any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company.






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1.8      AMENDMENT AND TERMINATION OF THE PLAN.

         The Plan shall terminate at midnight, November 15, 2001, but prior thereto, may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted under the Plan without the consent of the affected Participant.

1.9      EFFECTIVE DATE.

         The Plan shall be effective as of November 16, 1998.

1.10     SECURITIES LAW REQUIREMENTS.

         (a) Legality of Issuance. No Stock shall be issued upon the exercise of any Option unless and until the Board has determined that:

                  (i) The Company and the Participant have taken all actions required to register the Stock under the Securities Act of 1933, as amended (the "Act"), or to perfect an exemption from registration requirements of the Act, or to determine that the registration requirements of the Act do not apply to such exercise;

                  (ii) Any applicable listing requirement of any stock exchange on which the Stock is listed has been satisfied; and

                  (iii) Any other applicable provision of state, federal or foreign law has been satisfied.

         (b) Restrictions on Transfer; Representations of Participant; Legends. Regardless of whether the offering and sale of Stock under the Plan have been registered under the Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions and/or prohibitions upon the sale, pledge, or other transfer of such Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions and/or prohibitions are necessary or desirable to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law or rule, including rules of accounting. If the offering and/or sale of Stock under the Plan is not registered under the Act and the Company determines that the registration requirements of the Act apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Stock, to represent that such Stock is being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing Stock acquired pursuant to an unregistered transaction to which the Act applies shall bear a restrictive legend as may be required or deemed advisable under the Plan or the provisions of any applicable law.

         Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 1.10 shall be conclusive and binding on all persons.

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         (c) Registration or Qualification of Securities. The Company may, but
shall not be obligated to, register or qualify the offering or sale of Stock under the Act or any other applicable law.

          (d) Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Stock issued pursuant to the Plan is no longer required, the Participant or the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Stock but lacking such legend.

1.11     SEPARATE CERTIFICATE.

         Separate certificates representing the Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

1.12     PAYMENT FOR STOCK.

         Payment for shares of Stock purchased under this Plan shall be made in full and in cash or check made payable to the Company. However, the Board in its discretion may allow payment for shares of Stock purchased under this Plan to be made in Stock or a combination of cash and Stock. Further, the Option Agreement may provide for a "cashless exercise" of stock options pursuant to procedures established by the Board. In the event that Stock is utilized in consideration for the purchase of Stock upon the exercise of an Option, then such Stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan.

1.13     GRANTS OF OPTIONS AND OPTION AGREEMENT.

         Each Option granted under this Plan shall be evidenced by a written Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Board may determine, which terms restrictions and conditions may or may not be the same in each case.

1.14     USE OF PROCEEDS.

         The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

1.15     NON-TRANSFERABILITY OF OPTIONS.

         Except as otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution and only the Participant may exercise the Option during his lifetime. Specifically (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.


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1.16     ADDITIONAL DOCUMENTS ON DEATH OF PARTICIPANT.

         No transfer of an Option by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option of the terms and conditions of such Option.

1.17     CHANGES IN EMPLOYMENT.

         So long as the Participant shall continue to be an employee of the Company, any Option granted to him shall not be affected by any change of duty or position.

1.18     STOCKHOLDER RIGHTS.

         No Participant shall have a right as a stockholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

1.19     CHANGE OF CONTROL.

         (a) In the event of a Change of Control (as hereinafter defined), the Board, in its discretion may act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Participants and which may vary among Options held by any individual
Participant: (i) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Participants thereunder shall terminate,
(2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each Participant an amount of cash per share equal to the excess, if any, of the Change of Control value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Change of Control (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the Participant shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Participant has been the Participant of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Participant to further payments pursuant to any other agreement with the Company following a Change of Control. Further, the provisions contained in this Paragraph shall not diminish any rights of the Participant with respect to Options granted under the Plan pursuant to the Avery Employment Agreement or the Reiland Employment Agreement, as applicable.


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         (b) For purposes of the Plan, "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company); (iii) the Company is to be dissolved and liquidated;
(iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election, together with their nominees, shall cease to constitute a majority of the Board.

                                   ARTICLE II

                       TERMS OF STOCK OPTIONS AND EXERCISE

2.1      GENERAL TERMS.

         (a) Grants and Terms of Stock Options. Stock Options shall be granted by the Board on the following terms and conditions: Each Option shall have a term of ten (10) years and shall not be exercisable after the expiration of such term. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Board shall approve. Each Option Agreement shall specify the effect of termination of employment on the exercisability of Options.

         (b) Option Price. The option price ("Option Price") for shares of Stock subject to Options shall be determined by the Board pursuant to the terms of the Avery Employment Agreement and the Reiland Employment Agreement, as applicable, but in no event shall such Option Price be less than 85% of the fair market value of the Stock on the date of grant.

         (c) Number of Options Granted. The Board shall determine the number of Options which are to be granted to each Participant pursuant to the terms of the Avery Employment Agreement and the Reiland Employment Agreement, as applicable. The granting of an Option under the Plan shall not affect any outstanding Option previously granted to a Participant under the Plan.

         (d) Notice to Exercise Option. Upon exercise of an Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Board at the Company's principal office in Houston, Texas. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased, if applicable, and any required state and federal withholding taxes.



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                                   ARTICLE III

                                  MISCELLANEOUS

3.1      NO RIGHT TO A GRANT.

         Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give a Participant any right to be granted an Option or any of the rights hereunder except as may be evidenced by an Option Agreement.

3.2      NO EMPLOYMENT RIGHTS CONFERRED.

         Nothing in the Plan or in any Option Agreement which relates to the Plan shall confer upon any Participant any right to continue as an employee of the Company, or interfere in any way with the right of the Company to terminate his employment at any time.

3.3      RULE 16B-3.

         It is intended that the Plan and any grant of options made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such grant would disqualify the Plan or such grant under, or would otherwise not comply with, Rule 16b-3, such provision or grant shall be construed or deemed amended to conform to Rule 16b-3.

3.4      GOVERNING LAW.

         This Plan shall be construed in accordance with the laws of the state of Delaware.




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